UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 23, 2014

AmpliTech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54355	27-4566352
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

35 Carlough Rd. #3

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01 Other Events

On December 23, 2014, Fawad Maqbool, President, Chief Executive Officer and the sole director of AmpliTech Group, Inc. (the “Company”), returned to the Company, 139,000 of the 140,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”) issued to him on May 7, 2014 for services provided to the Company.

Also on December 23, 2014, the Company granted Mr. Maqbool an immediately exercisable option to purchase an aggregate of 400,000 shares of Preferred Stock at an exercise price of $0.0206 per share. Each share of Preferred Stock is convertible at the option of the holder into 100 shares of common stock of the Company. The holder of the Preferred Stock votes together as a single class with the holders of the Company’s common stock, with the holder of the Preferred Stock being entitled to 51% of the total votes on all such matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP, INC.

Date: December 24, 2014	By	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President and Chief Executive Officer